Exhibit 99.1

August 4, 2016

The Board of Directors

Citizens National Bancorp, Inc.

1612 South Congress Parkway

Athens, Tennessee 37303

Dear Directors:

We hereby consent to the inclusion of our opinion letter, dated May 16, 2016, to the Board of Directors of Citizens National Bancorp, Inc. (“Company” or “CNBI”) as Annex C, and to the reference thereto, quotation therefrom, or summarization thereof, under the captions “Opinion of CNBI’s Financial Advisors” in Amendment No. 1 to the Registration Statement on Form S-4. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

MERCER CAPITAL

Jeff K. Davis, CFA

Managing Director

MERCER CAPITAL	5100 Poplar Avenue, Suite 2600 Memphis, Tennessee 38137	901.685.2120 (P) 901.685.2199 (F)	www.mercercapital.com